Proxy Statement April 17, 2006

P.O. Box 9005 Quakertown, PA 18951-9005 TEL (215)538-5600 FAX (215)538-5765

April 17, 2006

Dear Shareholder:

The 2006 Annual Meeting of Shareholders of QNB Corp. will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951 on Tuesday, May 16, 2006, at 11:00 a.m., local time. Notice of the annual meeting, QNB's proxy statement, proxy card and 2005 annual report are enclosed.

At this year's annual meeting, you are being asked to elect three Class III directors and approve the Corporation’s 2006 Employee Stock Purchase Plan. These proposals are fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE NOMINEES FOR ELECTION. WE RECOMMEND THAT YOU VOTE "FOR" ALL THREE NOMINEES AND “FOR” THE ADOPTION OF THE 2006 EMPLOYEE STOCK PURCHASE PLAN.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting in person, please mark, date and sign the enclosed proxy card and return it in the envelope provided.

If you have any questions with regard to the annual meeting, please contact Jean Scholl at (215) 538-5600, extension 5719.

Thank you for your cooperation and continuing support.

Sincerely,

Thomas J. Bisko
President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

QNB CORP.

TO BE HELD ON MAY 16, 2006

Notice is hereby given that the 2006 Annual Meeting of Shareholders of QNB Corp. will be held at the offices of The Quakertown National Bank, 320 West Broad Street, Quakertown, Pennsylvania 18951, on Tuesday, May 16, 2006 at 11:00 a.m., local time, for the following purposes:

(1)	To elect three Class III directors; and

(2)	To approve the Corporation’s 2006 Employee Stock Purchase Plan; and

(3)	To transact any other business properly presented at the annual meeting or any adjournment(s) or postponement(s) of the meeting.

The Board of Directors fixed the close of business on April 3, 2006 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting, either in person or by proxy.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to mark, date, sign, and mail the enclosed proxy in the envelope supplied, as soon as possible. At any time prior to the proxy being voted, it is revocable by written notice to QNB in accordance with the instructions set forth in the enclosed proxy statement, including by voting at the meeting in person. If you attend the annual meeting, you may withdraw your proxy before it is voted and then vote your shares in person.

By Order of the Board of Directors,

Charles M. Meredith, III
Secretary

Quakertown, Pennsylvania
April 17, 2006

QNB Corp.
15 North Third Street
P.O. Box 9005
Quakertown, Pennsylvania 18951
(215) 538-5600

PROXY STATEMENT

2006 ANNUAL MEETING OF SHAREHOLDERS - MAY 16, 2006

This proxy statement is being furnished to holders of the common stock, par value $0.625 per share, of QNB Corp. in connection with the solicitation of proxies by the Board of Directors for use at the 2006 Annual Meeting of Shareholders. The annual meeting will be held at the offices of The Quakertown National Bank at 320 West Broad Street, Quakertown, Pennsylvania 18951, on May 16, 2006 at 11:00 a.m., local time.

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the accompanying Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the judgment of the person or persons voting the proxy or the recommendation of the Board of Directors.

The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB’s common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and the Bank may solicit proxies personally, by telephone or other electronic means without additional compensation.

These proxy materials are first being mailed to shareholders on or about April 17, 2006.

Date, Time and Place of Meeting

The annual meeting will be held on Tuesday, May 16, 2006 at 11:00 a.m., local time, at the Bank’s offices at 320 West Broad Street, Quakertown, Pennsylvania 18951.

Outstanding Securities; Quorum; Voting Rights; and Record Date

The close of business on April 3, 2006 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, QNB had issued and outstanding 3,125,492 shares of common stock.

Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting.

QNB’s Bylaws and Pennsylvania law govern the vote needed to approve the proposal. Directors are elected by a plurality of the total votes cast. The affirmative vote of a majority of the votes cast must approve the 2006 Employee Stock Purchase Plan.

Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. Abstentions and broker non-votes with respect to the matters which the broker has not expressly voted will not be counted as a vote cast, but the shares represented by any abstention or broker non-vote will be considered present at the annual meeting for quorum purposes. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Therefore, abstentions and broker non-votes are not counted in determining whether the affirmative vote required for the approval of Proposals 1 and 2 has been cast.

Solicitation of Proxies

The Board of Directors is soliciting proxies for use at QNB’s 2006 Annual Meeting of Shareholders.

Voting and Revocability of Proxies

Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of QNB’s nominees to the Board of Directors, and FOR the adoption of the proposed 2006 Employee Stock Purchase Plan. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted at the discretion of the proxy holders as to such matters upon the recommendation of the Board of Directors.

A shareholder who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to Mr. Charles M. Meredith, III, Secretary of QNB, at the offices of QNB, at the address indicated on the previous page, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting in person after giving notice of the revocation.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 3, 2006, the number of shares of common stock, par value $0.625 per share, beneficially owned by each current director and nominee for director, by each named executive officer, and by all directors, nominees and executive officers of QNB and the Bank, as a group. Unless otherwise indicated, shares are held individually. The address for each person is 320 West Broad Street, P.O. Box 9005, Quakertown, Pennsylvania 18951.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2) (3)
Norman L. Baringer, Director	15,000	(4)	*

Thomas J. Bisko, Director President/Chief Executive Officer (Corp. and Bank)	42,481	(5)	1.31%

Kenneth F. Brown, Jr., Director	150,100	(6)	4.64%

Heather J. Gossler, Senior Vice President/ Senior Vice President/Retail Banking (Bank)	11,786	(7)	*

Dennis Helf, Director/Chairman of the Board	15,422	(8)	*

Bret H. Krevolin, Executive Vice President/ Chief Financial Officer (Bank) Chief Financial Officer (Corp.)	25,933	(9)	*

G. Arden Link, Director	7,600	(10)	*

Charles M. Meredith III, Director	66,524	(11)	2.06%

Scott G. Orzehoski, Senior Vice President/ Commercial Lending (Bank)	11,928	(12)	*

Anna Mae Papso, Director	2,000		*

Gary S. Parzych, Director	8,827	(13)	*

Henry L. Rosenberger, Director	33,872	(14)	1.05%

Mary Ann Smith, Senior Vice President/ Chief Information Officer (Bank)	29,983	(15)	*

Edgar L. Stauffer, Director	100,462	(16)	3.11%

Robert C. Werner, Executive Vice President/ Chief Operating Officer (Bank) Vice President (Corp.)	28,265	(17)	*

Current Directors, Nominees & Executive Officers as a Group (15 persons)	550,183		17.02%

*  Less than 1.00%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after April 3, 2006. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Numbers are rounded-off to the nearest one-hundredth percent.

(3)	Includes 107,396 immediately exercisable options in the aggregate; thus, the percentages calculation is based upon an aggregate of 3,232,888 shares outstanding.

(4)	Includes 8,340 shares owned jointly by Mr. Baringer with his wife, Nancy, and 2,615 shares held in her individual capacity.

(5)	Includes 15,363 shares owned jointly by Mr. Bisko with his wife, Barbara, and 22,416 exercisable options awarded under the Stock Incentive Plan.

(6)	Includes 148,336 shares owned jointly by Mr. Brown with his wife, Pamela.

(7)	Includes 1,273 shares owned jointly by Ms. Gossler with her husband, Barry, and 10,366 exercisable options awarded under the Stock Incentive Plan.

(8)	Includes 13,658 shares owned jointly by Mr. Helf with his wife, Mary.

(9)	Includes 4,517 shares owned jointly by Mr. Krevolin with his wife, Susan, and 21,416 exercisable options awarded under the Stock Incentive Plan.

(10)	Includes 1,800 shares owned jointly by Mr. Link with his wife, Dorothy.

(11)	Includes 11,112 shares owned jointly by Mr. Meredith with his wife, Elizabeth, 5,030 shares held in her individual capacity, and 3,738 shares held of record by Franklin & Meredith, Inc.

(12)	Includes 10,366 exercisable options awarded under the Stock Incentive Plan.

(13)	Includes 2,504 shares owned by Mr. Parzych’s wife, Karen, and 2,559 shares held of record by Eugene T. Parzych, Inc.

(14)	Includes 6,296 shares owned by Mr. Rosenberger’s wife, Charlotte.

(15)	Includes 1,788 shares owned jointly by Ms. Smith with her husband, Randall, and 21,416 exercisable options awarded under the Stock Incentive Plan.

(16)	Includes 65,034 shares owned jointly by Mr. Stauffer with his wife, Mary Blake, and 10,664 shares held in her individual capacity.

(17)	Includes 6,849 shares owned jointly by Mr. Werner with his wife, Judith, and 21,416 exercisable options awarded under the Stock Incentive Plan.

BENEFICIAL OWNERSHIP OF SECURITIES

On April 3, 2006, 3,125,492 shares of common stock, par value $0.625 per share were issued, outstanding and entitled to vote. The following table sets forth the names of persons who, directly or indirectly, are known to QNB’s management to be the beneficial owners (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934), of at least 5% of QNB's outstanding common stock as of April 3, 2006.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percentage of Class (2)

James C. Ebbert 303 Edgemont Avenue Quakertown, PA 18951	259,368	8.30%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after April 3, 2006. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Numbers are rounded off to the nearest one-hundredth percent.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors

QNB’s Articles of Incorporation and Bylaws provide that the Board of Directors consists of ten members divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. The three directors currently constituting Class III have been nominated for re-election at the annual meeting. Directors in Class I and Class II will hold office until the 2007 and 2008 annual meetings, respectively.

The Nominees

At the annual meeting, three directors will be elected. Each director so elected will hold office until the 2009 Annual Meeting of Shareholders and until his or her successor in office is duly qualified and elected.

To the extent given discretion, the persons named in the accompanying proxy intend to vote FOR each of the nominees listed below. Each nominee has consented to being nominated as a director and, as far as the Board of Directors and management of QNB are aware, will serve as a director if elected. In the event that any nominee should decline to serve or be unable to serve, the persons named as proxies may vote for the election of such person or persons as the Board of Directors recommends.

Set forth on the following page, with respect to each director and director nominee, is his or her name, age, the time period served as a director and his or her other principal occupation(s) or employment and business affiliation(s) at present and during the last five years.

Voting Requirements

The three director candidates are required to be elected by a plurality of the total votes cast. Votes may be cast in favor or withheld for any or all of the nominees.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE NOMINEES BE ELECTED AS A CLASS III DIRECTOR.

CURRENT CLASS III DIRECTORS AND NOMINEES FOR THREE YEAR TERM EXPIRING IN 2009

Thomas J. Bisko
Age 58; Chief Executive Officer of the Bank and QNB from March 1988 to present; President of the Bank from September 1985 to present; Treasurer of QNB from February 1986 to present; President of QNB from May 1986 to present; a Director of the Bank since 1985; a Director of QNB since 1986.

Dennis Helf
Age 59; Registered Investment Advisor from 1995 to present; a Director of the Bank since January 1996; a Director of QNB since 1997.

G. Arden Link
Age 66; Owner, Link Beverages, Inc.; a Director of the Bank since March 1997; a Director of QNB since December 2001.

Continuing Directors Serving Until 2007 (Class I Directors)

Norman L. Baringer
Age 75; Retired, Baringer Assoc. Inc. (insurance, real estate brokerage), Quakertown, PA; a Director of QNB and the Bank since 1992.

Charles M. Meredith, III
Age 70; Newspaper Columnist; Co-owner, Franklin & Meredith Inc. (commercial publisher), Quakertown, PA; Secretary of QNB and the Bank from April 1994 to present; a Director of the Bank since 1968; a Director of QNB since 1984.

Gary S. Parzych
Age 50; President, Eugene T. Parzych, Inc. (construction company), Trumbauersville, PA from 1980 to present; President, Finland Leasing Company, Inc. (real estate holding company), Trumbauersville, PA from June 1986 to present; Director of Quakertown Community School Board from January 1987 to present; a Director of QNB and the Bank since 1995.

Continuing Directors Serving Until 2008 (Class II Directors)

Kenneth F. Brown, Jr.
Age 50; President, McAdoo & Allen, Inc. (manufacturer of pigment dispersions and high performance coatings), Quakertown, PA from September 1989 to present; a Director of QNB and the Bank since 1993.

Anna Mae Papso
Age 62; Retired, West Pharmaceutical Services, Inc. (manufacturer of specialized pharmaceutical packaging & medical device components), Lionville, PA-Corporate Vice President/Chief Financial Officer from 2000 to 2001 and prior thereto Vice President & Corporate Controller from 1989 to 2000; a Director of QNB and the Bank since October 2004.

Henry L. Rosenberger
Age 60; President, Rosenberger Companies, Ltd. from 1998 to present; owns and operates Tussocks Edge Farms; President, Dock Woods Community, Inc. (retirement community) from 1992 to 2002; Director of Dock Woods Community, Inc. 1978 to December 2002; a Director of QNB and the Bank since 1984.

Edgar L. Stauffer
Age 68; Retired, Stauffer Manufacturing Corporation (manufacturer and importer of industrial work gloves and safety equipment), Red Hill, PA; a Director of the Bank since 1983; a Director of QNB since 1984.

PROPOSAL 2

TO APPROVE AND ADOPT THE QNB CORP.
2006 EMPLOYEE STOCK PURCHASE PLAN

Summary Plan Description

On March 21, 2006, the Board of Directors adopted the Corporation’s 2006 Employee Stock Purchase Plan, subject to approval by the shareholders at the annual meeting. The QNB Corp. Employee Stock Purchase Plan offers eligible employees an opportunity to purchase from the corporation shares of QNB Corp. common stock, $0.625 par value at a 10% discount from the fair market value as determined in accordance with the terms of the Plan. An employee is considered eligible to participate in the Plan if they have had at least one year of continuous service to QNB preceding the Offer Date. Employees who are regularly scheduled to work 20 hours or less a week are not eligible to participate in the Plan. As of February 28, 2006, there were 139 employees eligible to participate in the Plan. As of February 28, 2006 there were 67 employees participating in the current plan.

Purchases under the Plan will be made by payroll deductions over a six month offering period. The purpose of the Plan is to provide an incentive for eligible employees to remain in the employ of QNB and to devote their best efforts to its success by affording such employees an opportunity to acquire the common stock in a convenient and advantageous manner and to maintain a proprietary interest in QNB.

The Plan is intended to be an “Employee Stock Purchase Plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Code. The Plan document is attached as Exhibit A to this proxy statement.

Duration of the Plan

The Plan will remain in effect until (i) terminated by action of the Board of Directors of QNB, (ii) all common stock subject to the Plan has been purchased by the employees, or (iii) June 1, 2011, whichever occurs first. A maximum of 20,000 shares of common stock may be issued under the Plan.

One or more offerings to purchase common stock will be made during the term of the Plan. It is anticipated that additional offerings of six months each will be made under the Plan commencing on June 1 and December 1 of each year during the term of the Plan. The initial offering, pending shareholder approval, will commence on June 1, 2006.

New Plan Benefits

No awards have been granted to date under the Plan. The amount of common stock that may be received or allocated to any individual under the Plan, or that would have been received by or allocated to any individual under the Plan if the Plan had been in effect during the last fiscal year, is not determinable, as all such determinations under the Plan are made by the Board in its discretion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2006 EMPLOYEE STOCK PURCHASE PLAN.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market, and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has 10 members. Under the rules adopted by the Securities and Exchange Commission for independence, Norman L. Baringer, Dennis Helf, G. Arden Link, Charles M. Meredith, III, Anna Mae Papso, Henry L. Rosenberger and Edgar L. Stauffer, meet the standards for independence. This constitutes more than a majority of our Board of Directors.

Code of Ethics

We have adopted a Code of Ethics for directors, officers and employees of QNB. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on our website at www.qnb.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF QNB AND THE BANK

Set forth below is a list of each of our current board members and our current Board committee members. The respective chairman of each of the Board committees is also noted below. Each current director of QNB is also a current member of the Bank’s Board of Directors.

Board Member	Board	Audit	Compensation	Executive	Nominating
Norman L. Baringer	X	X	X
Thomas J. Bisko	X			C
Kenneth F. Brown, Jr.	X			X	C
Dennis Helf	C		X	X
G. Arden Link	X				X
Charles M. Meredith, III	X	X	X	X
Anna Mae Papso	X	X
Gary S. Parzych	X
Henry L. Rosenberger	X	C	X		X
Edgar L Stauffer	X	X	C	X	X
Meetings Held in 2005	12	6	1	2	1
C - Chairman

The Board of Directors of QNB met 12 times in 2005. All current directors, except Gary S. Parzych, attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held for the period for which he or she has been a director) and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

QNB has no specific policy requiring directors to attend the Annual Meeting of Shareholders; however, director attendance is strongly encouraged. All members of the Board of Directors except for Norman L. Baringer were present at the 2005 Annual Meeting of Shareholders. It is anticipated that all members of the Board of Directors will be attending the 2006 Annual Meeting of Shareholders.

QNB’s Board of Directors established and maintains the following committees, among others:

Audit Committee. The Audit Committee recommends the engagement and dismissal of the independent certified public accountants, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by state and federal bank regulatory examiners are also reviewed by the Audit Committee. The Audit Committee also reviews all SEC filings and earnings press releases. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

All members of the Audit Committee are non-executives and independent pursuant to the rules adopted by the Securities and Exchange Commission and the corporate governance standards promulgated by the Nasdaq Stock Market. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from QNB. Applying these standards, the Board of Directors has determined that all of the directors on the Audit Committee are independent. The members of QNB’s Audit Committee are Directors Baringer, Meredith, Papso, Rosenberger and Stauffer. The Audit Committee of QNB met six times in 2005.

The Board of Directors has determined that Anna Mae Papso meets the requirements adopted by the Securities and Exchange Commission and Nasdaq Stock Market for qualification as an Audit Committee financial expert. Ms. Papso has past employment experience as a Corporate Vice President/Chief Financial Officer providing her with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules and SEC reporting. An Audit Committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of Audit Committee functions.

The identification of a person as an Audit Committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an Audit Committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Additionally, a person who is determined to be an Audit Committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at www.qnb.com.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting of questionable activities, fraudulent information, or misconduct to the Audit Committee. The policy is also available on our website at www.qnb.com.

Compensation Committee. The Compensation Committee's primary function is to review and determine the compensation of present and proposed senior members of QNB’s management. In addition, the Committee reviews the general guidelines on compensation for all employees. The Board of Directors has determined that all of the directors serving on the Compensation Committee are independent for the purposes of the rules adopted by the Securities and Exchange Commission. The members of the Compensation Committee are Directors Baringer, Helf, Meredith, Rosenberger, and Stauffer. The Compensation Committee met one time in 2005.

Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in QNB’s Bylaws. The members of the Executive Committee are Directors Bisko, Brown, Helf, Meredith and Stauffer. The Executive Committee met two times in 2005.

Nominating Committee. The Board of Directors has determined that all of the directors serving on the Nominating Committee, except Director Brown, are independent for the purposes of the rules adopted by the Securities and Exchange Commission and the corporate governance standards promulgated by the Nasdaq Stock Market. The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but the Nominating Committee will consider such candidates and its policy is to give due consideration to all candidates. If a shareholder wishes to recommend a director candidate, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951 no later than December 18, 2006. The Nominating Committee intends to develop a process for identifying and evaluating all nominees for director, including any recommended by shareholders, and minimum requirements for nomination. In addition, the Nominating Committee does not have a formal charter. Members of the Nominating Committee include Directors Brown, Link, Rosenberger and Stauffer. The Nominating Committee met one time in 2005.

COMPENSATION OF THE BOARD OF DIRECTORS

Each director of QNB is also a member of the Bank’s Board of Directors. During 2005, directors, with the exception of those who are full-time employees of QNB or the Bank, received an annual fee of $5,500. The Chairman of the Board received additional compensation of $10,000 and the Corporate Secretary received an additional $2,000. In addition, each director received a fee of $450 for each Bank Board meeting attended. Directors are not reimbursed for QNB Board meetings. For the period of January 1, 2005 to April 30, 2005, members of the committees of the Board of Directors also received $175 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting. Effective May 1, 2005, members of the committees of the Board of Directors, with the exception of the Audit Committee members, received $200 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting. The Chairman of the Audit Committee received $400 for each Audit Committee meeting attended while the other members of the Committee received $250 per Audit Committee meeting attended.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, QNB’s Audit Committee submits the following report:

Audit Committee Report to Board of Directors

The Audit Committee oversees QNB’s financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an Audit Committee Charter setting forth its responsibilities. In addition, appropriate policies have been established to further strengthen disclosure procedures required under the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed the Corporation’s audited financial statements for 2005 with management and the independent registered public accounting firm. In addition, the Audit Committee has discussed with the independent registered public accounting firm matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of the Corporation’s financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees.

The Audit Committee has considered the compatibility of the provision of non-audit services with the independent registered public accounting firm’s maintenance of independence and has received from the independent registered public accounting firm written disclosures and a letter concerning the independent registered public accounting firm’s independence from the Corporation, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The Committee discussed with QNB’s internal and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of QNB’s internal controls and the overall quality of QNB’s financial reporting.

In reliance on the reviews and discussion referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also approved the selection of S. R. Snodgrass, A.C. as QNB’s independent registered public accounting firm for 2006.

Respectfully submitted, THE AUDIT COMMITTEE Henry L. Rosenberger, Chairman Norman L. Baringer Charles M. Meredith, III Anna Mae Papso Edgar L. Stauffer

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $5,000. All of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described below were approved by the Audit Committee pursuant to the pre-approval provisions set forth in applicable rules of the SEC.

Appointment of the Independent Registered Public Accounting Firm

On August 16, 2004, QNB Corp. (QNB) retained S.R. Snodgrass, A.C. (Snodgrass) as its new independent accountants to audit QNB’s consolidated financial statements for the fiscal year ended December 31, 2004. KPMG LLP (KPMG) was dismissed on August 16, 2004. The decision to change independent accountants was recommended and approved by the Audit Committee of QNB.

During each of the fiscal years ended December 31, 2002 and 2003, none of KPMG’s reports on the financial statements of QNB contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle and there were no disagreements between QNB and KPMG on any matter of accounting principles and practices, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreement in connection with its reports. There were no “reportable events” as that term is defined in Item 304 (a) (1) (v) of Regulation S-K occurring within QNB in the two most recent fiscal years.

During QNB’s two most recent fiscal years, QNB has not consulted with Snodgrass regarding any of the matters or events set forth in Item 304 (a) (2) of Regulation S-K.

The Audit Committee has also approved the selection of S. R. Snodgrass, A.C. as QNB’s independent registered public accounting firm for 2006.

Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees

Aggregate fees billed to QNB by KPMG LLP and S.R. Snodgrass, A.C. for services rendered are presented below. The total amount of fees billed by S.R. Snodgrass, A.C. for 2005 and 2004 was $135,435 and $86,025, respectively. The total amount of fees billed by KPMG LLP for 2004 was $62,050.

	2005	2004
Audit fees	$128,635	$112,575
Audit related fees	6,800	19,200
Audit and audit related fees	135,435	131,775
Tax fees	-	16,300
All other fees	-	-
Total fees	$135,435	$148,075

Audit Fees include fees billed for professional services rendered for the audit of the annual financial statements and fees billed for the review of financial statements included in QNB Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements. For 2005, billings from S.R. Snodgrass, A.C. were $128,635. For 2004, billings from S.R. Snodgrass, A.C. were $79,525 and billings from KPMG LLP were $33,050.

Audit Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the registrants financial statements and are not reported under the Audit Fees section of the table above. These services include audits of financial statements of certain employee benefit plans.

Tax Fees include fees billed for professional services rendered by KPMG LLP for tax consultation and tax compliance services.

All Other Fees would include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining the independence of KPMG LLP’s and S.R. Snodgrass, A.C.’s independence.

A representative of Snodgrass is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

EXECUTIVE OFFICERS OF QNB AND/OR THE BANK

The following list sets forth the names of the executive officers of QNB, and other significant employees of the Bank, their respective ages, positions held, recent business experience with QNB and the Bank, and the period they have served in their respective capacities.

Thomas J. Bisko
Age 58; Chief Executive Officer of QNB and the Bank from March 1988 to present; President of QNB from May 1986 to present; Treasurer of QNB from February 1986 to present; President of the Bank from September 1985 to present.

Robert C. Werner
Age 49; Vice President of QNB from October 1988 to present; Executive Vice President/Chief Operating Officer of the Bank from January 1994 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1989 to December 1993.

Bret H. Krevolin
Age 43; Chief Financial Officer of QNB from May 2003 to present; Chief Accounting Officer of QNB from January 1992 to present; Executive Vice President/Chief Financial Officer of the Bank from January 2000 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1995 to December 1999; Vice President/Controller of the Bank from August 1989 to December 1994.

Heather J. Gossler
Age 42; Senior Vice President/Retail Banking of the Bank from January 2006 to present; Senior Vice President/Sales and Branch Administration of the Bank from January 2002 to December 2005; Vice President/Branch Administration of the Bank from May 1995 to December 2001.

Scott G. Orzehoski
Age 40; Senior Vice President/Commercial Lending Officer of the Bank from January 2002 to present; Vice President/Commercial Lending Officer of the Bank from August 1997 to December 2001; Assistant Vice President/Commercial Lending Officer of the Bank from February 1996 to July 1997.

Mary Ann Smith
Age 52; Senior Vice President/Chief Information Officer of the Bank from January 1999 to present; Senior Vice President/Operations of the Bank from January 1995 to December 1998; Vice President/Operations of the Bank from January 1988 to December 1994.

EXECUTIVE COMPENSATION

Since the formation of QNB in 1984, none of its executive officers have received any separate compensation from QNB. All compensation is paid by the Bank. Thomas J. Bisko, Robert C. Werner, and Bret H. Krevolin are the only executive officers of QNB that are also executive officers of the Bank. The following information is furnished concerning the chief executive officer and up to four of the most highly compensated named executive officers of QNB or the Bank (the “named executive officers”) whose aggregate remuneration from the Bank exceeded $100,000 during the fiscal year ended December 31, 2005.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
					Awards		Pay-outs
Name and Position	Year	Salary ($) (1)	Bonus ($)	Other Annual Compen- sation (2)	Restricted Stock Awards ($)	Options/ SARs (#)	Pay-outs ($)	All Other Compen- sation ($)

Thomas J. Bisko	2005	$234,845	$0	$7,404	$0	3,000	$0	$17,545	(3)
President and	2004	$222,075	$22,208	$6,816	$0	2,800	$0	$16,844	(3)
Chief Executive Officer	2003	$218,082	$21,808	$6,213	$0	6,000	$0	$16,904	(3)

Robert C. Werner	2005	$161,296	$0	$6,707	$0	2,750	$0	$12,904	(4)
Executive Vice President	2004	$154,350	$15,435	$6,160	$0	2,500	$0	$12,348	(4)
Chief Operating Officer	2003	$152,654	$15,265	$2,251	$0	5,500	$0	$12,212	(4)

Bret H. Krevolin	2005	$148,129	$ 7,500	$0	$0	2,750	$0	$11,850	(5)
Executive Vice President	2004	$141,750	$14,175	$0	$0	2,500	$0	$11,945	(5)
Chief Financial Officer	2003	$140,192	$14,019	$0	$0	5,500	$0	$11,810	(5)

Mary Ann Smith	2005	$123,134	$0	$0	$0	2,600	$0	$10,456	(6)
Senior Vice President	2004	$118,398	$11,840	$0	$0	2,500	$0	$10,077	(6)
Chief Information Officer	2003	$118,223	$11,822	$0	$0	5,500	$0	$10,063	(6)

(1)	Salary for 2003 includes 27 pay periods while salary for 2005 and 2004 includes 26 pay periods.

(2)	Includes country club membership dues.

(3)	Includes the Bank's contributions on behalf of Mr. Bisko to the Retirement Savings Plan of $17,545, $16,844, and $16,904 for 2005, 2004 and 2003, respectively.

(4)	Includes the Bank's contributions on behalf of Mr. Werner to the Retirement Savings Plan of $12,904, $12,348, and $12,212 for 2005, 2004 and 2003, respectively.

(5)
Includes the Bank's contributions on behalf of Mr. Krevolin to the Retirement Savings Plan of $11,850, $11,385, and $11,260 for 2005, 2004 and 2003, respectively, and payments of $560 for 2004 and 2003 for declining coverage under the Bank’s health benefits plan.

(6)
Includes the Bank's contributions on behalf of Ms. Smith to the Retirement Savings Plan of $9,896, $9,517, and $9,503 for 2005, 2004 and 2003, respectively, and payments of $560 for each of the three years for declining coverage under the Bank’s health benefits plan.

Stock Option Grants for 2005

The following table reflects grants of stock options to Mr. Bisko, Mr. Werner, Mr. Krevolin and Ms. Smith in fiscal year 2005.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

	Options Granted	% of Total Options Granted To Employees In Fiscal	Exercise Or Base Price	Expiration	Potential Realizable Value At Assumed Annual Rates of Stock Appreciation For Option Term (2)
Name	(#)	Year	($/Share)	Date	5% ($)	10% ($)

Thomas J. Bisko	3,000	15.00%	$32.35	01/18/2015	$61,024	$154,640

Robert C. Werner	2,750	13.75%	$32.35	01/18/2015	$55,938	$141,753

Bret H. Krevolin	2,750	13.75%	$32.35	01/18/2015	$55,938	$141,753

Mary Ann Smith	2,600	13.00%	$32.35	01/18/2015	$52,887	$134,021

(1)	Options granted were incentive stock options pursuant to the 1998 Stock Option Plan. The options granted vest and become exercisable after the third anniversary of their grant date.

(2)
In order to realize the potential value of the stock options, QNB’s common stock would be approximately $52.69 and $83.91 at a 5% and 10% appreciation rate, respectively. The dollar amounts under these columns are the result of calculations at the 5% and the 10% annualized rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of QNB’s common stock price.

Aggregate Option Exercises and Option Values

The following table provides information as to stock options exercised by Mr. Bisko, Mr. Werner, Mr. Krevolin and Ms. Smith in 2005 and the value of stock options held by each officer at year-end 2005 measured in terms of the $27.00 closing bid price of QNB’s common stock on December 31, 2005. Some stock options are immediately exercisable while others become exercisable over time.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END STOCK OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at 12/31/05 (Exercisable/Unexercisable) (#)	Value of Unexercised In-the-Money Options at 12/31/05 (Exercisable/Unexercisable) ($)

Thomas J. Bisko	0	$0	16,416/11,800	$196,722/$42,000

Robert C. Werner	0	$0	15,916/10,750	$191,284/$38,500

Bret H. Krevolin	0	$0	15,916/10,750	$191,284/$38,500

Mary Ann Smith	0	$0	15,916/10,600	$191,284/$38,500

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2005. Information is included for both equity compensation plans approved by QNB shareholders and equity compensation plans not approved by QNB shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by QNB Corp. shareholders
1998 Stock Option Plan	193,374	$19.18	13,936
2005 Stock Option Plan	-	-	200,000
2001 Employee Stock Purchase Plan	-	-	28,094
Equity compensation plans not approved by QNB Corp. shareholders None	-	-	-
Totals	193,374	$19.18	242,030

Employment Agreements

On September 2, 1986, as amended on April 3, 2002, QNB and Mr. Bisko entered into an employment agreement for a term of 27 years, commencing immediately and terminating on December 31, 2013 provided however, that the employment agreement may be terminated by either party upon three years' prior written notice. Under the terms of the employment agreement, Mr. Bisko is to be employed as the President of the Bank and to render services as may be reasonably required of him from time to time by the Board of Directors. Mr. Bisko may be discharged at any time for just and proper cause, except that, following a change of control of QNB (which is defined as any one person or group obtaining voting control of 25% or more of QNB’s outstanding common stock), Mr. Bisko's employment may only be terminated if he materially breaches his obligations under the employment agreement, fails or refuses to comply with the proper and reasonable written policies of the Board of Directors, or is convicted of a felony. If Mr. Bisko's employment is terminated for reasons other than, among others, discharge for cause, a change in control of QNB, or death or disability, Mr. Bisko is entitled to receive a lump sum severance payment equal to 2.99 times his then current base salary. If Mr. Bisko were terminated at the minimum base salary of $244,474 as of January 1, 2006, he would be entitled to receive a maximum lump sum payment equal to $730,977. Such a provision may be deemed to be "anti-takeover" in nature inasmuch as it may discourage a potential acquiror who may desire to replace Mr. Bisko with a new president. In the event of Mr. Bisko's death or disability, QNB shall pay either to Mr. Bisko, his estate, or his designated beneficiary, an amount equal to his then current base salary in twelve equal monthly installments, which amounts may be reduced based upon the receipt of any life or disability insurance proceeds from policies maintained by and at the expense of QNB.

The Bank provides Mr. Bisko, for the benefit of his named beneficiary, with a salary continuation agreement. In the event of Mr. Bisko's death, the agreement provides his beneficiary with monthly income for 180 consecutive months. The agreement is enforceable only while Mr. Bisko remains employed by the Bank. If Mr. Bisko's employment is terminated for any reason other than death, all rights under the agreement will be terminated. The benefits are funded through an insurance policy with the cost limited to the annual premium on the policy. Mr. Bisko is also reimbursed for all reasonable and necessary expenses related to his duties.

Change of Control Agreements

On July 18, 2000, QNB and the Bank entered into change of control agreements with Bret H. Krevolin, Executive Vice President and Chief Financial Officer of the Bank, and Robert C. Werner, Executive Vice President and Chief Operating Officer of the Bank. These agreements provide certain benefits to Mr. Krevolin and Mr. Werner in the event of a change of control of QNB or the Bank. The agreements become operative only if Mr. Krevolin and Mr. Werner are employees of QNB and the Bank upon a change in control of QNB or the Bank, as defined in the agreement. The agreements specify payments to Mr. Krevolin and Mr. Werner upon their termination on or before the three year anniversary of the date of the change of control in an amount equal to the product of the average aggregate annual compensation paid by QNB and the Bank to the respective executive which is includable in the executive’s gross income for Federal income tax purposes during the five calendar years preceding the taxable year in which the date of the termination occurs, multiplied by two.

COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

QNB’s Board of Directors is responsible for the governance of QNB and its subsidiary. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of QNB's shareholders, customers and the communities served by QNB and its subsidiary. To accomplish QNB’s strategic goals and objectives, the Board of Directors engages competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish QNB's strategic mission.

The fundamental philosophy of QNB's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a Compensation Committee comprised of five outside directors who are listed below. The objective of the Committee is to establish a fair compensation policy to govern all salaries in order to attract and motivate competent, dedicated and ambitious employees whose efforts will enhance the products and services of QNB, the results of which may include improved profitability, increased dividends to our shareholders and subsequent appreciation in the market value of QNB shares. While general guidelines are provided for all employees, the Compensation Committee makes specific recommendations for Mr. Bisko.

Mr. Bisko's compensation is reviewed and approved annually by the Compensation Committee. As a guideline for determining Mr. Bisko's salary, the Committee reviews information provided by a human resource consultant, engaged by the Compensation Committee, who compares salaries of Pennsylvania financial institutions operating within QNB's general market area. The Compensation Committee focuses on the survey data for peer financial institutions operating in Southeastern Pennsylvania. Pennsylvania peer group banks have been used because of common industry issues and competition for the same executive talent group.

Chief Executive Officer Compensation

Mr. Bisko's base salary is $244,474 for 2006, subject to an annual review and adjustment. Mr. Bisko's base pay is determined annually by the Compensation Committee. In addition, Mr. Bisko is eligible to receive a cash bonus, in the next year, equivalent to 5% to 10% of his salary based on QNB increasing its earnings per share at an average rate of 7.5% to 10%. The bonus percentage increases by 1% for each .5% increase in earnings per share up to a maximum of 10%. For 2005, Mr. Bisko did not receive a bonus.

Respectfully submitted, THE COMPENSATION COMMITTEE Edgar L. Stauffer, Chairman Norman L. Baringer Henry L. Rosenberger Charles M. Meredith, III Dennis Helf

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendation to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Bisko. The Compensation Committee is composed entirely of the following five independent outside directors: Messrs. Stauffer, Baringer, Rosenberger, Meredith and Helf. No member of the Compensation Committee during fiscal year 2005 was an officer or employee of the Corporation or any of its subsidiaries or was formerly an officer of the Corporation or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure by the Corporation under the proxy rules promulgated under the Securities and Exchange Act of 1934.

STOCK PERFORMANCE GRAPH

Set forth on the following page is a performance graph comparing the yearly cumulative total shareholder return on QNB's common stock with:

•	the yearly cumulative total shareholder return on stocks included in the NASDAQ Market Index, a broad market index,
•
the yearly cumulative total shareholder return on the SNL $500M to $1B Bank Index, a group encompassing 114 publicly traded banking companies trading on the NYSE, AMEX, or NASDAQ with assets between $500 million and $1 billion,

•
the yearly cumulative total shareholder return on the SNL Mid-Atlantic Bank Index, a group encompassing 99 publicly traded banking companies trading on the NYSE, AMEX, or NASDAQ headquartered in Delaware, District of Columbia, Maryland, New Jersey, New York, Pennsylvania, and Puerto Rico.

All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

Comparison of Five Year Cumulative Total Shareholder Return
QNB Corp., SNL $500 M - $1B Bank Index & NASDAQ Market Index

		Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
QNB Corp.	100.00	123.42	174.99	271.21	269.38	226.24
NASDAQ - Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL $500M-$1B Bank Index	100.00	129.74	165.63	238.84	270.66	282.26
SNL Mid-Atlantic Bank Index	100.00	94.24	72.48	103.05	109.15	111.08
Source: SNL Financial LC, Charlottesville, VA

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

QNB and the Bank have not entered into any material transactions, proposed or consummated, with any director or executive officer, or any 5% security holder, of QNB or the Bank, or any associate of the foregoing persons, with the exception of that disclosed below. QNB and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of QNB and the Bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other bank customers.

Total loans outstanding from the Bank at December 31, 2005, to QNB’s and the Bank’s officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more amounted to $3,154,000, or approximately 7.4% of the Bank’s total equity capital. The Bank made these loans in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and these loans did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2006, to the above described group was $3,598,000.

On July 21, 2004, QNB Corp.’s wholly owned subsidiary, The Quakertown National Bank (the “Bank”), entered into an agreement with a director of QNB Corp. for the purchase by the Bank of a two story building for a purchase price of $600,000. The price was supported by an independent third party appraisal. Management of QNB Corp. and the Bank believe that the transaction reflects arm’s-length, negotiated terms. The Bank intends to use the acquired property for additional office space. On September 22, 2005, the Bank entered into an agreement with a construction company for the renovation of this property. The president of this company is a director of QNB Corp. The bids for this project were submitted through a formal bidding process and reviewed by the Board of Directors. The estimated costs for this renovation are expected to be approximately $1,000,000. The total paid during 2005 was $214,000.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by QNB from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. Written communication should be mailed to the President/CEO at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951.

NOMINATIONS AND SHAREHOLDER PROPOSALS

Nominations for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the President of QNB, not less than 14 days or more than 50 days prior to any shareholder meeting called for the election of directors, provided however, that if less than 21 days notice of the meeting is given to shareholders, the nomination shall be mailed or delivered to the President of QNB not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed. The notification must contain the following information to the extent known to the notifying shareholder:

(a)	the name and address of each proposed nominee;
(b)	the principal occupation of each proposed nominee;
(c)	the total number of shares of QNB common stock that will be voted for each proposed nominee;
(d)	the name and residential address of the notifying shareholder;
(e)	the number of shares of QNB common stock owned by the notifying shareholder.

Nominations not made in accordance with these provisions may be disregarded by the Chairman at the annual meeting.

If you wish to include a proposal in the Proxy Statement for the 2007 Annual Meeting of Shareholders, your written proposal must be received by the Corporation no later than December 18, 2006. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the State of Pennsylvania, and the Corporation’s Bylaws. Shareholder proposals may be mailed to the Secretary, QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005.

Securities and Exchange Commission rules provide that if the Corporation does not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Corporation will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting. The deadline for these proposals for the year 2007 annual meeting is March 2, 2007. If a shareholder gives notice of such a proposal after this deadline, the Corporation’s proxy holders will be allowed to use their discretionary authority to vote against the shareholder proposal when and if the proposal is raised at our 2007 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires QNB's officers and directors and persons who own more than 10% of QNB's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% owners are required by Securities and Exchange Commission regulations to furnish QNB with copies of all Section 16(a) forms they file.

To the Board of Directors’ knowledge, based solely on review of the copies of such reports furnished to QNB during fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.

MISCELLANEOUS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Corporation’s Proxy Statement may have been sent to multiple shareholders in your household. The Corporation will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Jean Scholl at QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005, telephone (215) 538-5600. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE CORPORATION’S ASSISTANT SECRETARY AT QNB CORP., P.O. BOX 9005, QUAKERTOWN, PA 18951-9005.

Exhibit A

QNB CORP.

2006 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. The purpose of the QNB Corp. 2006 Employee Stock Purchase Plan is to provide an incentive for Eligible Employees to remain in the employ of the Corporation and to devote their best efforts to its success by affording such employees an opportunity to acquire the Corporation's Common Stock in a convenient and advantageous manner and to maintain a proprietary interest in the Corporation. The Plan is intended to be an "Employee Stock Purchase Plan", pursuant to Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS. Whenever used in the Plan:

(a)	"Alternative Offering Price" means 90% of the Fair Market Value of Common Stock on the last day of the Offering Period (November 30 or May 31) next following the beginning of the Offering Period.

(b)	"Beneficiary" means the person designated by an Eligible Employee, in accordance with Section 11(e), to make the elections prescribed in Section 11(d) in the event of such Eligible Employee's death.

(c)	"Board" means the Board of Directors of QNB Corp.

(d)	"Code" means the Internal Revenue Code of 1986, as amended.

(e)
"Committee" means the Committee of officers appointed by the Corporation's Board of Directors. The initial members of the Committee shall be Thomas J. Bisko, President and Chief Executive Officer, Robert C. Werner, Vice President, and Bret H. Krevolin, Chief Financial Officer.

(f)	"Common Stock" means the Common Stock, par value $.625 per share, of the Corporation, adjusted in accordance with Section 17 of the Plan.

(g)
"Compensation" means the Eligible Employee's wages, salaries, fees for professional services and other amounts received for professional services actually rendered in the course of employment with the Corporation to the extent that the amounts are includible in gross income (including but not limited to, commissions paid to salesmen, compensation for services on the basis of percentage of the profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation 1.62-2(c)) for a Plan Year.

(h)
"Continuous Status as an Eligible Employee" means the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Plan Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Corporation policy adopted from time to time; or (iv) transfers between locations of the Corporation or between the Corporation and its Subsidiaries.

(i)	"Contributions" means all amounts credited to the account of a participant pursuant to the Plan.

(j)
"Corporate Transaction" means a sale of all or substantially all of the Corporation's assets, or a merger, consolidation or other capital reorganization of the Corporation with or into another corporation, or any other transaction or series of related transactions in which the Corporation's shareholders immediately prior thereto own less than 50% of the voting stock of the Corporation (or its successor or parent) immediately thereafter.

(k)	"Corporation" means QNB Corp. and such of its Subsidiaries existing as of the effective date of the adoption of the Plan, or thereafter acquired, as may be designated from time to time by the Board.

(l)	"Disability" means total disability as defined in the long term disability plan of the Corporation.

(m)	"Effective Date" means June 1, 2006, the date the initial Plan offering will commence.

(n)
"Eligible Employee" means any person, including a Corporation officer, who is an employee of the Corporation for tax purposes and who is customarily employed for at least twenty (20) hours per week and has been continuously employed by the Corporation for at least one year preceding the Offering Date.

(o)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)
"Fair Market Value" means (a) the bid price on the principal established domestic securities exchange on which listed, and if not listed, then (b) the dealer "bid" price thereof on the New York over-the-counter market, as reported by the National Association of Securities Dealers, Inc.

(q)	"Offering Date" means each June 1 or December 1 during the term of the Plan, the days designated by the Board for any offering made under the Plan.

(r)
"Offering Period" means the period of six (6) months for each offering made under the Plan commencing on each offering date, during which payroll deductions shall be made from the Compensation of Eligible Employees granted an option under the offering.

(s)	"Offering Price" means 90% of the Fair Market Value of Common Stock on an Offering Date (June 1 or December 1) of each year during the term of the Plan.

(t)	"Plan" means the QNB Corp. 2006 Employee Stock Purchase Plan, as amended from time to time.

(u)	"Plan Administrator" means the person or entity appointed by the Board to administer the Plan in accordance with Section 3.

(v)	"Plan Custodian" means the Corporation or a successor Plan Custodian selected by the Committee.

(w)	"Purchase Date" means the date on which the Plan Custodian credits the Eligible Employee's account (customarily the last day of each Offering Period) for shares purchased under the Plan.

(x)	"Retirement" means retirement under the Quakertown National Bank Retirement Savings Plan or any pension plan of a Subsidiary.

(y)
"Subsidiary" means a domestic or foreign subsidiary corporation of QNB Corp., of which not less than 50% of the voting shares are held by the Corporation or by a Subsidiary, whether or not such Corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.

3. ADMINISTRATION.

(a)
The Committee shall serve as Plan Administrator. Except where the Plan specifically reserves the determination of matters to the Board, the Plan shall be administered by the Plan Administrator. In addition to the Plan Administrator's duties with respect to the Plan stated elsewhere in the Plan, the Plan Administrator shall have full authority, consistently with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as are deemed desirable and to make all other determinations necessary or desirable for the administration of the Plan. Except as provided in paragraph (b), all decisions, determinations and interpretations of the Plan Administrator shall be binding upon all persons participating in the Plan.

(b)
If a claim for benefits under the Plan is wholly or partially denied by the Plan Administrator, the claimant may request the Committee to review the denial of his or her claim. The Committee shall make a decision and furnish such decision to the claimant and the Plan Administrator within a reasonable period of time after the request for review is made. All decisions of the Committee shall be final and binding upon all persons participating in the Plan.

(c)
It is intended that the Plan shall constitute an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. The Plan Administrator shall administer the Plan in such a manner as to carry out this intention.

4. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock that may be purchased pursuant to options granted under the Plan is 20,000 shares, subject to adjustment pursuant to Section 17. All options granted pursuant to the Plan shall be subject to the same rights and privileges. The shares of Common Stock delivered by the Corporation pursuant to the Plan may be previously issued shares reacquired by the Corporation or authorized but unissued shares. If any option expires or terminates for any reason without having been exercised in full, the shares covered by the unexercised portion of such option shall again be available for options within the limit specified above.

5. OFFERINGS. Subject to the provisions of the Plan, the Board shall from time to time in its discretion make offerings to Eligible Employees to purchase Common Stock under the Plan. The terms and conditions for each such offering shall specify the Offering Date, the Offering Price, the Offering Period and the number of shares of Common Stock that may be purchased under the offering. It is anticipated, but not required, that additional offerings of six months each will be made under the Plan commencing on December 1 and June 1 of each year during the term of the Plan. The initial offering will commence on June 1, 2006.

6. NUMBER OF SHARES EMPLOYEE MAY PURCHASE.

(a)
Pursuant to any offering made under the Plan, and subject to the provisions of the Plan, no Eligible Employee maybe granted an option to purchase shares of Common Stock under the Plan that would permit him or her to purchase shares of Common Stock that exceed $15,000 of Fair Market Value of such stock (determined at the time such option was granted) for each calendar year for which such option was outstanding. The Board may change from time to time the total dollar limit of shares that may be purchased by an Eligible Employee for each calendar year for which such option was outstanding, but not to exceed the limitations contained in Section 423 of the Code.

(b)
No Eligible Employee may be granted an option to purchase shares of Common Stock under the Plan if such Eligible Employee, immediately after the option is granted, would own stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Corporation or its Subsidiaries. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the Eligible Employee may purchase under outstanding stock options shall be treated as stock owned by such Eligible Employee.

7. METHOD OF PARTICIPATION.

(a)	The Plan Administrator shall give notice to Eligible Employees of each offering of options to purchase shares of Common Stock pursuant to the Plan and the terms and conditions for each offering.

(b)
Each Eligible Employee who desires to accept all or any part of the option to purchase shares of Common Stock under an offering shall signify his or her election to do so by authorizing the Corporation, in the form and manner prescribed by the Plan Administrator, to make payroll deductions in any whole percentage of Compensation of at least 1 percent (1%) and not more than 5 percent (5%). Such election and authorization must be made at least 15 days prior to an Offering Period and shall continue in effect unless and until such Eligible Employee changes his or her payroll deductions or terminates his or her employment with the Corporation, as provided in Section 8 and 11 respectively.

(c)	The Board may change from time to time the minimum and maximum percentage limits of payroll deductions set forth in Section 7(b) of the Plan.

8. PAYROLL DEDUCTIONS.

(a)
The percentage of Compensation elected by each Eligible Employee for the purchase of shares of Common Stock covered by the option granted to such Eligible Employee in any offering shall be deducted during the Offering Period specified in the offering through regular payroll deductions, and shall be credited to an account maintained in his or her name. The percentage of Compensation so deducted may not be increased or decreased by the Eligible Employee at any time during the Offering Period except as provided in Sections 7(b) and 8(b) of the Plan.

(b)
To the extent necessary to comply with the provisions of Section 423(b) of the Code, at any time during the Offering Period for any offering, an Eligible Employee granted an option to purchase shares of Common Stock under such offering may direct the Corporation to suspend further payroll deductions with respect to such option, in which case all payroll deductions with respect to such option shall cease as soon as administratively practical. In that event, any amounts already credited to his or her account during the Offering Period in which such suspension occurs shall be retained by the Corporation until the end of such Offering Period, at which time such amounts shall be used to purchase shares under the option in accordance with Section 9. An Eligible Employee who has suspended further payroll deductions may direct the Corporation to reinstate deductions at the next Offering Period. An Eligible Employee's election to suspend payroll deductions, or to reinstate deductions, shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator, and such changes shall be effective as soon as administratively practical.

9. EXERCISE OF OPTIONS AND PURCHASE OF SHARES.

(a)
Unless an Eligible Employee granted an option under any offering has subsequently suspended payroll deductions pursuant to Section 8, such option shall be deemed to have been exercised as of the last day of the Offering Period for such offering and shall become on such date an irrevocable obligation to purchase Common Stock in accordance with the provisions of the Plan. The number of shares of Common Stock purchased each Offering Period by each such Eligible Employee shall be determined by dividing (i) the amount (including all payroll deductions) accumulated in his or her account during such Offering Period by (ii) the lower of the Offering Price or the Alternative Offering Price, but in no event shall the aggregate number of shares purchased in any Offering Period exceed the maximum number of shares such Eligible Employee was entitled to purchase pursuant to the limitations provided in Section 6. The shares of Common Stock purchased by each such Eligible Employee pursuant to this Section 9 shall be credited to such Eligible Employee's account, and shall be held in such account until withdrawn, distributed or sold pursuant to Section 10, 11 or 19, whichever is applicable. Any dividends paid by the Corporation on shares credited to an Eligible Employee’s account shall be paid in cash directly to the Eligible Employee.

(b)
If, with respect to any offering made under the Plan, the Eligible Employees participating in the offering become entitled at the end of the Offering Period to purchase more than the aggregate number of shares of Common Stock specified by the Board as available under the offering, number of shares of Common Stock purchased by each Eligible Employee shall be reduced proportionately so that the maximum number of available shares for the offering is not exceeded, and any amounts remaining in the accounts of Eligible Employees shall be refunded to each as soon as practicable thereafter.

10. WITHDRAWAL OF SHARES.

(a)
An Eligible Employee may, at any time, elect to withdraw part or all of the shares of Common Stock, except fractional shares, held in his or her account pursuant to Section 9. As soon as practicable thereafter, a certificate for the number of whole shares which such Eligible Employee has elected to withdraw shall be issued to him or her. No certificate for fractional shares shall be issued and the value of any such fractional shares, as determined by the Plan Custodian, shall be paid in cash.

(b)
An Eligible Employee's election to withdraw shares of Common Stock pursuant to paragraph (a) shall be made by the filing of a notice with the Plan Administrator in the form and manner prescribed by the Plan Administrator.

11. RIGHTS UPON DEATH OR OTHER TERMINATION OF EMPLOYMENT.

(a)
If the employment of an Eligible Employee granted an option to purchase shares of Common Stock under any offering terminates during the Offering Period for such offering because of (i) death, (ii)disability, or (iii) retirement within three months of the end of the Offering Period, the Eligible Employee or, if applicable, such Eligible Employee's Beneficiary or estate representative, may elect to (i) cancel the option, in which event the Corporation shall distribute the balance in such Eligible Employee's account as soon as practicable thereafter, or (ii) exercise the semi-annual installment of the option for the Offering Period during which such termination of employment occurs, in which event any amounts already credited to such Eligible Employee's account during such Offering Period shall be retained by the Corporation until the end of such Offering Period, at which time such amounts shall be used to purchase shares under the option in accordance with Section 9, and as soon as practicable thereafter the Corporation shall distribute the balance of such account.

(b)
If the employment of an Eligible Employee granted an option under any offering terminates for any reason other than death, disability or retirement within three month of the end of the Offering Period, the Corporation shall distribute such Eligible Employee's account as soon as practicable thereafter.

(c)
If shares of Common Stock represent any portion of the balance in an Eligible Employee's account which is required to be distributed pursuant to paragraph (a) or (b) of this section, the Eligible Employee or, if applicable, such Eligible Employee's Beneficiary or estate representative, may elect to receive a distribution of such shares, in which event a certificate for such shares shall be issued, provided that no certificate for fractional shares shall be issued and the value of any remaining amounts, as determined by the Plan Custodian, shall be distributed in cash.

(d)
An election pursuant to paragraph (a) or (c) of this section shall be made by the filing of a notice with the Plan Administrator in the form and manner and within the time period prescribed by the Plan Administrator. If no such notice is filed within the time period prescribed by the Plan Administrator, (i) in the case of the election provided in paragraph (a), the Corporation shall treat the option as canceled in accordance with subdivision (i) of that paragraph, and (ii) in the case of the election provided in paragraph (c), the Plan Custodian shall distribute certificates for the shares in accordance with that paragraph.

(e)
Each Eligible Employee may designate a Beneficiary, in the form and manner prescribed by the Plan Administrator, to make the elections prescribed in paragraph (d) of the section in the event of such Eligible Employee's death. Such Beneficiary designation may be changed by the Eligible Employee at any time. If there is no valid Beneficiary designation at the time of the Eligible Employee's death (because the designated Beneficiary predeceased the Eligible Employee for any other reason), the election shall be made by the executor or administrator who is the representative of the Eligible Employee's estate.

12. SHAREHOLDER RIGHTS. An Eligible Employee granted an option to purchase shares of Common Stock under the Plan shall not be entitled to any rights as a shareholder with respect to any shares covered by such option until such shares shall have been registered on the transfer books of QNB Corp. in the name of such person.

13. RIGHTS NOT TRANSFERABLE. An Eligible Employee's rights under the Plan are exercisable, during his or her lifetime, only by such employee and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights shall be void and shall automatically cause the option held by the Eligible Employee to be terminated. In such event, any cash remaining in the account of such Eligible Employee shall be refunded to him or her.

14. NOTICE OF PREMATURE DISPOSITION. If within two years after the date of grant of an option to an Eligible Employee under the Plan or within one year after the transfer of shares of Common Stock to such Eligible Employee on any exercise of the option, the Eligible Employee makes a disposition (as defined in Section 424 (c) of the Code) of shares of such Common Stock, such Eligible Employee shall notify the Plan Administrator within 10 days after such disposition.

15. USE OF PROCEEDS. The proceeds received by the Corporation from the sale by it of shares of Common Stock to persons exercising options pursuant to the Plan will be used for the general purposes of the Corporation.

16. LAWS, REGULATIONS AND LISTINGS. All rights granted or to be granted to Eligible Employees under the Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for the Plan including without limitation, there being a current registration statement covering the offer of shares of Common Stock purchasable under options on the last day of the Offering Period applicable to such options. If a registration statement shall not then be effective, the term of such options and the Offering Period shall be extended until the first business day after the effective date of such registration statement, or post-effective amendment thereto, but in no event later than 27 months after the date such options were granted. In addition, all rights are subject to the due listing of such shares of Common Stock on any stock exchanges where the Common Stock is listed.

17. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If there is a change in the number or kind of outstanding shares of Common Stock of QNB Corp., by reason of a stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination or reclassification of the Common Stock, including any change in the number of shares of Common Stock in connection with a change of domicile of the Corporation, or any increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation, including the conversion of any convertible securities, appropriate adjustments shall be made by the Board to the number and kind of shares available for options, the Offering Price and Alternative Offering Price, and other relevant provisions, to the extent that the Board, in its sole discretion, determines that such change makes the adjustments necessary or equitable, which adjustments shall be final, binding and conclusive.

18. NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any employee of the Corporation any right to continued employment, or interfere with the right of the Corporation to terminate his or her employment at any time.

19. TERMINATION; AMENDMENTS.

(a)
The Board may, at any time, terminate the Plan. Unless the Plan shall previously have been terminated by the Board, it shall terminate on May 31, 2011. No option may be granted after such termination. Upon termination of the Plan, shares of Common Stock held in the accounts of Eligible Employees shall be issued to them, and cash, if any, remaining in such accounts shall be refunded to them, unless such shares and cash are transferred to a successor plan, if any, at the election of the Eligible Employee.

(b)
The Board may, at any time or times, amend the Plan or amend any outstanding options or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

(c)
Except as provided in Section 17, no such amendment of the Plan shall, without the approval of the shareholders of QNB Corp. (which shall not occur more frequently than once every six months): (i) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan; (ii) reduce the price at which shares of Common Stock subject to options granted under the Plan may be purchased; (iii) change the definition of Subsidiaries eligible to participate in the Plan; or (iv) materially increase the benefits accruing to participants in the Plan.

(d)	No termination or amendment of the Plan shall, without the consent of an Eligible Employee, adversely affect the Eligible Employee's rights under any option previously granted under the Plan.

20. EFFECTIVE DATE. The Plan shall become effective upon approval by the Board; provided, however, that the Plan shall be submitted to the shareholders of QNB Corp. for approval in accordance with corporate law of the Commonwealth of Pennsylvania, and if not approved by the shareholders shall be of no force and effect.

IN WITNESS WHEREOF, the Corporation has caused the Plan to be duly executed by its officers as of the 21st day of March, 2006.

(SEAL)

Attest:	QNB CORP.

/s/ Bret H. Krevolin	/s/ Thomas J. Bisko
Bret H. Krevolin	Thomas J. Bisko
Chief Financial Officer	President/CEO